SECURITIES & EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
_______________________

Date of Report (Date of earliest event reported):

May 27, 2015

McCormick & Company, Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18 Loveton Circle
Sparks, Maryland		21152
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (410) 771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Item 5.02: Departure of Directors or Certain officers; Election of New Director.

On May 27, 2015, Mr. John P. Bilbrey notified the Registrant that he has decided to resign as a director of the Board of Directors of the Registrant with effect following the Board of Directors meeting held on May 27, 2015.

On May 27, 2015, the Board of Directors of the Registrant elected Michael A. Conway to the Board of Directors of the Registrant.  Mr. Conway became a member of the Audit Committee on the same date.   Also on May 27, 2015, the Board of Directors of the Registrant elected Maritza G. Montiel to the Board.  Ms. Montiel became a member of the Compensation Committee on the same date.

Mr. Conway is the President, Global Channel Development of Starbucks Corporation.

There are no arrangements or understandings between Mr. Conway and any other persons pursuant to which Mr. Conway was selected as a director.

Mr. Conway will participate in the compensation arrangements for non-executive directors described on pages 14 and 15 of the Registrant's Definitive Proxy Statement that was filed with the Securities and Exchange Commission on February 12, 2015.

There have been no transactions, nor are there any currently proposed transactions, to which the Registrant was or is to be a party and with which Mr. Conway or any member of his immediate family had, or will have, a direct or indirect material interest.

Ms. Montiel is the retired (2014) Deputy CEO & Vice Chairman of Deloitte LLP.

There are no arrangements or understandings between Ms. Montiel and any other persons pursuant to which Ms. Montiel was selected as a director.

Ms. Montiel will participate in the compensation arrangements for non-executive directors described on pages 14 and 15 of the Registrant's Definitive Proxy Statement that was filed with the Securities and Exchange Commission on February 12, 2015.

There have been no transactions, nor are there any currently proposed transactions, to which the Registrant was or is to be a party and with which Ms. Montiel or any member of her immediate family had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

Date: May 29, 2015	By:	/s/ Jeffery D. Schwartz
Jeffery D. Schwartz
Vice President, General Counsel & Secretary